UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)       Resignation of Executive Officer; Appointment of Executive Officer

On April 15, 2011, Exopack Holding Corp. (the “Company”) announced the appointment of Eric Lynch, as Chief Financial Officer, effective immediately.  Tom Vale served as the Company’s Interim Chief Financial Officer from September 30, 2010 to April 14, 2011 while also serving as the Company’s President and Chief Operating Officer.  Mr. Vale will continue to fulfill his responsibilities as President and Chief Operating Officer of the Company.

Mr. Lynch, 42, joined our Company in October 2007 and served as Corporate Controller from that time until September 30, 2010, at which time Mr. Lynch was named Chief Accounting Officer.  Prior to joining the Company, Mr. Lynch served as Vice President of Fund Management and Director of Financial Reporting for Apartment Investment and Management Company, a real estate investment trust, for the period from September 2002 through October 2007.  Mr. Lynch started his professional career as an auditor with KPMG LLP.  Mr. Lynch is a certified public accountant and has an undergraduate degree from Furman University in Accounting.   Mr. Lynch has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company.  Mr. Lynch does not hold a directorship with any reporting company.

Mr. Lynch will receive an annual base salary of $250,000, paid on a monthly basis, and he is eligible for a target incentive bonus of 40% of his base salary based on the earnings performance of the Company.

In connection with the Company’s appointment of Mr. Lynch as Chief Financial Officer, the Company is negotiating the terms and conditions of a separation benefit agreement with Mr. Lynch.  The separation benefit agreement is expected to be similar in content to separation benefit agreements currently in place with other executive officers of the Company.   Mr. Lynch’s separation benefit agreement is expected to provide that, in the event Mr. Lynch is terminated without cause or resigns for designated reasons within a negotiated period of time before or after a change of control of the Company’s ultimate parent company, Mr. Lynch will be entitled to payment of his then-existing base salary for a negotiated period of time and an amount equal to the pro-rated bonus that Mr. Lynch would have earned for such period of time.  Mr. Lynch’s separation benefit agreement is expected to require Mr. Lynch to abide by certain non-competition and non-solicitation covenants, and any payments to which Mr. Lynch is entitled under the separation benefit agreement will be conditional upon Mr. Lynch’s compliance with such covenants.  The Company will file Mr. Lynch’s executed separation benefit agreement as an exhibit to its Form 10-Q for the quarterly period ended March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: April 15, 2011	By:	/s/ Jack Knott
Name: Jack Knott
Title: Chief Executive Officer